EXHIBIT 99.1

Skyline Medical Signs Definitive Merger Agreement With CytoBioscience

Conference call begins at 11:00 a.m. Eastern time on August 15

  Definitive Merger Agreement signed, calling for issuance of Skyline common and preferred stock
  Skyline Medical expands revenue stream into growth markets with CytoBioscience for their ion channel screening and protein solubility analytics, in vitro contract research services and support products; gains new opportunities for STREAMWAY® System sales
  CytoBioscience has an order backlog of $6 million
  CytoBioscience CEO Dr. James Garvin to become president of Skyline Medical; Dr. Garvin and one other CytoBioscience designee to be named Skyline Medical directors
  Transaction expected to close by September 30, 2017

MINNEAPOLIS, Aug. 09, 2017 (GLOBE NEWSWIRE) -- Skyline Medical Inc. (NASDAQ:SKLN) (“Skyline” or “the Company”), producer of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal, announces the signing of a definitive agreement to merge with CytoBioscience, a privately held biomedical company. Under the terms of the agreement, Skyline will pay the owners of CytoBioscience at closing 19.8% of the outstanding common shares, which based on today’s outstanding shares would be 1,234,086 shares with a current value of approximately $1.9 million, plus shares of Class C, D and E non-convertible, non-voting preferred stock with a total liquidation preference of $22.7 million.  The acquisition has been approved by the boards of directors of both companies and is expected to close by September 30, 2017, subject to customary conditions.

Based in San Antonio, Texas, CytoBioscience creates and manufactures instruments used in human cell research for drug development.  It has a world-renowned scientific and technical staff, collaborative partnerships with leading pharmaceutical companies and strategic alliances with key groups and academic institutions.  Its ion channel instrument was selected by the U.S. Food and Drug Administration (FDA) for its own cardiac safety testing on preclinical new drug compounds.  CytoBioscience’s current order backlog is $6 million primarily in contract research work.

“This merger is transformative to Skyline Medical as it fulfills our goal of broadening our company’s business and brings immediate and meaningful revenue.  It also brings a host of important medical center customers and relationships, including a Who’s Who in pharmaceutical product development, that we can leverage to increase awareness of the STREAMWAY System and generate sales,” said Dr. Carl Schwartz, chief executive officer of Skyline Medical.  “Skyline Medical and CytoBioscience’s shared commitment to providing products and services that ensure the best possible patient outcomes will drive our operations and our strategic planning.”

Dr. Schwartz added, “With an exceptional intellectual property estate, CytoBioscience provides cell lines for ion channel safety testing to large pharmaceutical and biotechnology companies, a business that is expected to expand with FDA’s new requirement that all drugs be tested for cardiac safety.  In particular, CytoBioscience’s contract research business has been growing rapidly and will allow Skyline investors to participate in this exciting sector.  More than $50 million has been invested in CytoBioscience to date, much of it in the early days through grants by the government of Germany. We are delighted to bring these capabilities and relationships to Skyline and are very excited about the potential for our expanded operations.”

CytoBioscience designs and manufactures instruments for ion channel screening and protein solubility analytics, and has 11 U.S. and international patents on these technologies.  It also provides in vitro contract research services and the cell lines, buffers, solutions and microchips used in the instruments it manufactures and in other instruments.  In addition, it offers the only low-cost disposable shipping unit that can transport live cell, MEA plates or tissue samples within one-tenth a degree of 37°C for up to 100 hours.

Dr. James Garvin, chief executive officer of CytoBioscience, said, “This business combination is a positive for all parties as we leverage the strengths of each company to achieve greater success than either of us could alone.  CytoBioscience is the leading provider of ion channel screening services in support of the CiPA initiative, which is intended by the FDA to move safety pharmacology from a predominantly pharmacodynamics approach to in silico and in vitro toxicity assessment. We are looking forward to converting our existing backlog to revenues and to accelerating the growth of our business. In addition, the STREAMWAY System represents a compelling solution to the problem of medical fluid waste disposal, and we are pleased to tap our network of contacts to raise awareness and drive sales.”

Upon the closing of the acquisition, Dr. Garvin will be named President of Skyline Medical and will be appointed to the Skyline Medical board of directors.  Dr. Schwartz will remain chief executive officer and a director of Skyline.  CytoBioscience’s 24 employees will continue to work in San Antonio and Skyline Medical’s headquarters will continue to be in Minneapolis.

Dr. Garvin has served as CEO of CytoBioscience since its relocation to the U.S. in 2015.  He has deep experience in financing development stage healthcare companies.  From 2013 to 2015 he was a managing director in investment banking for Divine Capital Markets.  From 2007 through 2013 he served as chief operating officer for the Leedom Group. From 2000 to 2013 he was CEO of Obed Corporation, a company that worked on mergers and acquisitions in biotechnology as well as did micro finance projects in Africa and India.

Dr. Garvin holds a PhD in Urban Studies and Economic Systems and a Master’s of Administration from the University of New Orleans, and a BA in English Literature from the State University of New York at Albany.

Financial and Legal Advisors

Dawson James Securities Inc. served as financial advisor and Maslon LLP served as legal advisor to Skyline Medical.  Maynard Cooper Gale served as legal advisor to CytoBioscience.

Conference Call and Webcast

Skyline management will host a conference call with accompanying slides beginning at 11:00 a.m. Eastern time on August 15 to discuss this announcement as well as its second quarter 2017 financial results.  To access the conference call, U.S.-based listeners should dial (844) 666-7589 and international listeners should dial (443) 961-0433. All listeners should provide passcode  68661783. Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website at www.skylinemedical.com.

The slides that accompany the conference call prepared remarks will be posted to the Investors section of www.skylinemedical.com prior to the start of the call.

Following the conclusion of the conference call, a telephone replay will be available through August 21, 2017 and can be accessed by dialing (855) 859-2056 from within the U.S. or (404) 537-3406 from outside the U.S.  All listeners should provide passcode  68661783.  The webcast will be available for a time on the Company’s website.

About Skyline Medical

Skyline Medical produces a fully automated, patented, FDA-cleared waste fluid disposal system that virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical's STREAMWAY System fully automates the collection, measurement and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers; 2) improve compliance with OSHA and other regulatory agency safety guidelines; 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability; and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S.  For additional information, please visit www.skylinemedical.com.

About CytoBioscience

CytoBioscience creates and manufactures devices that represent a convergence of bioscience, nanoscience, microchip development, algorithms and engineering.  The company’s devices allow researchers, medical institutions and pharmaceutical companies to better understand how human cells react to medicine.  CytoBioscience has a world-renown scientific and technical staff, collaborative partnerships with leading pharmaceutical companies and strategic alliances with key groups and academic institutions, and its technology is used exclusively by the FDA.  The company was founded in Germany and moved its headquarters and manufacturing to San Antonio, Texas in 2015.  For additional information, please visit www.cytobioscience.com.

About the STREAMWAY System

Skyline's revolutionary, FDA-cleared STREAMWAY System is the first true direct-to-drain fluid disposal system designed specifically for medical applications, such as radiology, endoscopy, urology and cystoscopy procedures. It connects directly to a facility's plumbing system to automate the collection, measurement and disposal of waste fluids.  As of March 31, 2017, Skyline Medical customers have installed 103 STREAMWAY Systems in 52 facilities across 20 states, and in Canada.

The STREAMWAY minimizes human intervention for better safety and improves compliance with Occupational Safety and Health Administration (OSHA) and other regulatory agency safety guidelines. It also provides unlimited capacity for increased efficiency in the operating room, which leads to greater profitability. Furthermore, the STREAMWAY eliminates canisters to reduce overhead costs and provides greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills annually in the U.S.  For a demonstration please visit www.skylinemedical.com or call 855-785-8855.

Forward-looking Statements

Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include , risks related to the proposed merger, including the fact that we may not complete the merger; we do not have complete information about CytoBioscience, including audited financial statements; the combined company will not be able to continue operating without additional financing; possible failure to realize anticipated benefits of the merger; costs associated with the merger may be higher than expected; the merger may result in disruption of the Company’s and CytoBioscience’s existing businesses, distraction of management and diversion of resources; delay in completion of the merger may significantly reduce the expected benefits; and the market price of the Company’s common stock may decline as a result of the merger. Other risks and uncertainties relating to the Company include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, which are available for review at www.sec.gov.  This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. See the Company's most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contacts:

Skyline Medical
Carl Schwartz, Chief Executive Officer
(651) 389-4800
cschwartz@skylinemedical.com

Investors
LHA Investor Relations
Kim Sutton Golodetz
(212) 838-3777
kgolodetz@lhai.com